UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 17, 2008

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington (Address of principal executive offices)	98204 (Zip Code)
Registrant’s telephone number, including area code: (425) 514-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

 and

Item 7.01                      Regulation FD Disclosure.

On April 16, 2008, Frontier Financial Corporation (Nasdaq: FTBK) (“Frontier”) held its 2008 Annual Meeting of Shareowners. During the question and answer session, a shareowner asked Frontier’s President and Chief Executive Officer, John J. Dickson, about recent rumors concerning the financial condition of a prominent land developer and builder headquartered in Snohomish County, Patrick McCourt and his company, Barclays North, and Frontier Bank’s loans to that borrower. Mr. Dickson replied that while normally he would not comment on the Bank’s lending relationship with a specific borrower, given the recent speculation on the Internet and elsewhere, he had been authorized by Mr. McCourt to reply to this question if asked at the meeting. Mr. Dickson advised that the total Frontier Bank loans to Barclays North as of March 31, 2008, were less than $300,000.

The information contained in this Item 2.02 and Item 7.01 disclosure and Exhibit 99.1 included with this Current Report, is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise stated in such filing.

A copy of the related press release dated April 17, 2008, is attached as Exhibit 99.1 and incorporated by reference in this report.

Item 9.01                      Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

Exhibit 99.1	Press Release dated April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
April 17, 2008	/s/ John J. Dickson
(Date)	John J. Dickson Chief Executive Officer

Exhibit Index

99.1	Press Release dated April 17, 2008.